UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                                Amendment No. 1

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported)   April 9, 2004
                                                     ---------------------




                             INTERNATIONAL STAR INC.
            ---------------------------------------------------------
           (Exact name of small business as specified in its charter)



                 Nevada                      0-28861          86-0876846
   ----------------------------------   ----------------   -------------------
    (State or other jurisdiction of       (Commission        (IRS Employer
     incorporation or organization)        File Number)    Identification No.)



                      52 Megan Street, Henderson, NV 89014
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                    (Address of principal executive offices)



                                 (702) 897-5338
                       ---------------------------------
                         (Registrant's telephone number)



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          (Former name or former address, if changed since last report)

Item 4  -  Change of Certifying Accountants


On April 9, 2004 the board of directors of International Star Inc. appointed the firm of Madsen & Associates CPAs Inc. to be the Company's certifying accountants for the fiscal years ending December 31, 2002, 2003 and 2004.


Our financial statements for the fiscal years ended December 31, 1997 through December 31, 2001 were audited by the firm of Randy R. Simpson, CPA, P.C. On March 1, 2004 Randy R. Simpson, CPA, P.C. resigned after informing us that the firm was not yet registered with the Public Companies Accounting Oversight Board ("PCAOB") and therefore not qulified to issue us an audit opinion for the fiscal years ended October 31, 2002 or 2003.

The report of Randy R. Simpson, CPA, P.C. for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion.

During the fiscal years ended Octber 31, 2001 and 2000, and subsequent interim periods through the date of their resignation, there were no disagreements between us and Randy R. Simpson, CPA, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved, would have caused the auditors to include in their report a reference to the subject matter of such disagreement.

We provided a copy of this Current Report on Form 8-K to Randy R. Simpson, CPA, P.C. and asked them to furnish a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements contained under Item 4 or, alternatively, in what respects they disagree. A copy of Randy R. Simpson, CPA, P.C.'s letter is attached as Exhibit 16 to this Annual Report.


Item 7  -  Financial Statements and Exhibits

Financial Statements

     None.


Exhibits

     Ex. 16 - Statement of Randy R. Simpson, CPA, P.C.




                                   SIGNATURES

     In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                  INTERNATIONAL STAR INC.


Dated:  May 28, 2004                              /s/ Robert L. Hawkins
                                                  --------------------------
                                                  President, CEO